Exhibit 99.1

RetailMeNot Announces Fourth Quarter & Fiscal Year 2015 Financial Results

-	Fourth Quarter In-Store + Advertising Net Revenues grew 57% over the prior year period

-	Fourth Quarter GAAP EPS of $0.17; non-GAAP EPS of $0.36

-	Fourth Quarter adjusted EBITDA of $30.8 million; adjusted EBITDA margins of 37%

AUSTIN, Texas, February 9, 2016 — RetailMeNot, Inc. (NASDAQ:SALE), a leading digital savings destination connecting consumers with retailers, restaurants and brands, online and in-store, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2015.

“I’m pleased we ended 2015 on a positive note with total revenue and adjusted EBITDA coming in ahead of the high-end of our guidance for the fourth quarter with the over performance driven in part by continued strength in our in-store and ads businesses, which grew a combined 57% year-over-year,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “In 2016, we are committed to making focused investments in our mobile product, expanding our offer content and leveraging data to make our personalization experience better for shoppers and retailers alike, which we believe will return the company to long-term, sustainable growth.”

In addition, the Company today announced that its board of directors has authorized a $50 million increase in its stock repurchase program of the company’s outstanding Series 1 common stock. The stock repurchase program is an extension of the original $100 million dollar program implemented on February 10, 2015, bringing the total program to up to $150 million. The program is authorized through February 2017.

Fourth Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the fourth quarter of 2014 unless otherwise noted. Amounts may not compute due to rounding.)

•	Total net revenues declined 5% to $83.1 million.

-	In-store + advertising net revenues increased 57% to $21.7 million, representing 26% of total net revenues.

-	Mobile online transaction net revenues increased 19% to $9.0 million, representing 11% of total net revenues.

-	Desktop online transaction net revenues, which include tablet, declined 22%, to $52.4 million, representing 63% of total net revenues.

•	Net revenues from international markets were $16.6 million, representing 20% of total net revenues.

•	GAAP net income was $9.0 million, compared to GAAP net income of $14.0 million.

•	Non-GAAP net income was $19.1 million, compared to non-GAAP net income of $23.6 million.

•	EPS was $0.17 per share, based on 52.4 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.36 per share, based on 52.4 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $30.8 million, representing 37% of total net revenues.

•	Total website visits were 214.8 million, down 5%.

-	Mobile visits in the quarter increased 20% to 93.2 million, or 43% of total visits.

-	Desktop visits in the quarter declined 18% to 121.6 million.

•	Mobile unique visitors grew 9% totaling 23.2 million.

Full Year 2015 Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the full year 2014 unless otherwise noted. Amounts may not compute due to rounding.)

•	Total net revenues declined 6% to $249.1 million.

-	In-store + advertising net revenues increased 73% to $50.8 million, representing 20% of total net revenues.

-	Mobile online transaction net revenues increased 56% to $24.4 million, representing 10% of total net revenues.

-	Desktop online transaction net revenues, which include tablet, declined 21%, to $173.9 million, representing 70% of total net revenues.

•	Net revenues from international markets were $53.3 million, representing 21% of total net revenues.

•	GAAP net income was $11.8 million, compared to GAAP net income of $27.0 million.

•	Non-GAAP net income was $41.2 million, compared to non-GAAP net income of $56.9 million.

•	EPS was $0.22 per share, based on 54.1 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.76 per share, based on 54.1 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $71.9 million, representing 29% of total net revenues.

•	Total website visits were 718.4 million, up 3%.

-	Mobile visits increased 51% to 297.9 million, or 41% of total visits.

-	Desktop visits declined 16% to 420.5 million.

Business Outlook

First Quarter 2016

•	Total net revenues are expected to be in the range of $49.0 to $54.0 million, or a decline of 15% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $8.0 to $12.0 million, or adjusted EBITDA margins of 19% at the mid-point.

Full Year 2016

•	Total net revenues are expected to be in the range of $225.0 to $240.0 million, or a decline of 7% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $51.0 to $62.0 million, or adjusted EBITDA margins of 24% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its fourth quarter and fiscal 2015 financial results and 2016 business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on February 9, 2016. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10078694.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) is a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers to save money while they shop or dine out. During the 12 months ended December 31, 2015, RetailMeNot, Inc. experienced over 718 million visits to its websites. It also averaged 23.2 million mobile unique visitors per month during the three months ended December 31, 2015. RetailMeNot, Inc. estimates that approximately $4.8 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2015, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; retailmenot.de in Germany; Actiepagina.nl in the Netherlands; ma-reduc.com and Poulpeo.com in France; and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ending December 31, 2015. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes adjusted EBITDA also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income (loss) and non-GAAP net income (loss) per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce and ongoing litigation; (9) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on November 6, 2015. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenues	$83,139	$87,437	$249,115	$264,683
Costs and expenses:
Cost of net revenues (1)	4,871	4,941	19,904	18,617
Product development (1)	12,177	11,886	51,580	47,882
Sales and marketing (1)	33,173	30,497	99,380	90,062
General and administrative (1)	10,906	11,790	39,813	42,343
Amortization of purchased intangible assets	2,488	2,683	10,664	12,243
Other operating expenses	2,334	855	4,616	4,065

Total costs and expenses	65,949	62,652	225,957	215,212

Income from operations	17,190	24,785	23,158	49,471
Other income (expense):
Interest expense, net	(539)	(582)	(1,988)	(1,981)
Other income (expense), net	(14)	(128)	(315)	(1,102)

Income before income taxes	16,637	24,075	20,855	46,388
Provision for income taxes	(7,600)	(10,039)	(9,007)	(19,423)

Net income	9,037	14,036	11,848	26,965

Net income per share:
Basic	$0.17	$0.26	$0.22	$0.50

Diluted	$0.17	$0.26	$0.22	$0.49

Weighted average number of shares used in computing net income per share:
Basic	51,782	54,160	53,076	53,792

Diluted	52,406	55,041	54,099	55,311

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(1) Includes stock-based compensation as follows:
Cost of net revenues	$568	$541	$2,211	$1,848
Product development	2,200	2,130	8,667	7,289
Sales and marketing	1,598	1,528	6,254	5,547
General and administrative	2,437	2,611	9,762	9,834

Total	$6,803	$6,810	$26,894	$24,518

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$9,037	$14,036	$11,848	$26,965
Depreciation and amortization	4,389	3,587	17,131	15,746
Stock-based compensation expense	6,803	6,810	26,894	24,518
Third party acquisition-related costs	36	100	91	100
Other operating expenses	2,334	855	4,616	4,065
Interest expense, net	539	582	1,988	1,981
Other income (expense), net	14	128	315	1,102
Provision for income taxes	7,600	10,039	9,007	19,423

Adjusted EBITDA	$30,752	$36,137	$71,890	$93,900

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP Income before income taxes	16,637	24,075	20,855	46,388
GAAP provision for income taxes	(7,600)	(10,039)	(9,007)	(19,423)

GAAP Net income	$9,037	$14,036	$11,848	$26,965
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,488	2,683	10,664	12,243
Stock-based compensation expense	6,803	6,810	26,894	24,518
Third party acquisition-related costs	36	100	91	100
Other operating expenses	2,334	855	4,616	4,065
Less: Tax effect of adjustments above	(1,622)	(906)	(12,947)	(11,037)

Total non-GAAP net income	$19,076	$23,578	$41,166	$56,854

Diluted net income per share
GAAP	$0.17	$0.26	$0.22	$0.49

Non-GAAP	$0.36	$0.43	$0.76	$1.03

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	52,406	55,041	54,099	55,311
Additional dilutive securities for non-GAAP diluted EPS	—	—	—	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	52,406	55,041	54,099	55,311

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	45.7%	41.7%	43.2%	41.9%
Tax effect of non-GAAP adjustments to net income	-13.1%	(10.0%)	(8.4%)	(7.0%)

Non-GAAP effective tax rate	32.6%	31.7%	34.8%	34.9%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of December 31,	As of December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$259,769	$244,482
Accounts receivable, net	67,504	69,603
Prepaids and other current assets, net	13,816	14,930

Total current assets	341,089	329,015
Property and equipment, net	21,382	16,949
Intangible assets, net	61,245	70,819
Goodwill	174,725	176,927
Other assets, net	8,775	5,394

Total assets	$607,216	$599,104

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,713	$5,482
Accrued compensation and benefits	10,136	12,138
Accrued expenses and other current liabilities	7,155	6,110
Income taxes payable	5,109	9,032
Current maturities of long term debt	10,000	10,000

Total current liabilities	41,113	42,762
Deferred tax liability—noncurrent	4,462	3,404
Long term debt	62,500	40,000
Other noncurrent liabilities	7,752	8,183

Total liabilities	115,827	94,349
Stockholders’ equity:
Common stock	51	54
Additional paid-in capital	495,151	517,421
Accumulated other comprehensive loss	(4,883)	(1,942)
Retained earnings (accumulated deficit)	1,070	(10,778)

Total stockholders’ equity	491,389	504,755

Total liabilities and stockholders’ equity	$607,216	$599,104

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$9,037	$14,036	$11,848	$26,965
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	4,389	3,587	17,131	15,746
Stock based compensation expense	6,803	6,810	26,894	24,518
Excess income tax benefit from stock-based compensation and other	(41)	(188)	(1,374)	(12,192)
Deferred income tax benefit	(1,087)	(1,373)	(849)	(4,169)
Non-cash interest expense	102	313	407	603
Impairment of assets	2,340	—	2,340	—
Amortization of deferred compensation	—	768	2,297	3,978
Other non-cash (gains) losses, net	(746)	69	223	1,011
Provision for doubtful accounts receivable	867	1,352	783	3,319
Changes in operating assets and liabilities:
Accounts receivable, net	(28,081)	(29,097)	161	(14,540)
Prepaid expenses and other current assets, net	3,823	(3,319)	(1,123)	(2,903)
Accounts payable	4,881	1,592	4,035	857
Accrued expenses and other current liabilities	6,839	13,512	(3,222)	15,757
Other noncurrent assets and liabilities	(895)	1,769	938	2,445

Net cash provided by operating activities	$8,231	$9,831	$60,489	$61,395
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	—	—	(75)
Proceeds from sale of property and equipment	9	—	23	—
Purchase of other assets	(35)	(90)	(4,337)	(3,476)
Purchase of non-marketable investment	—	—	(4,000)	—
Purchase of property and equipment	(2,162)	(2,644)	(10,903)	(9,498)

Net cash used in investing activities	(2,188)	(2,734)	(19,217)	(13,049)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	49,150	29,950	49,150
Payments on notes payable	(2,500)	(28,000)	(7,500)	(41,273)
Proceeds from public offerings, net of offering costs	—	2	—	(59)
Excess income tax benefit from stock-based compensation and other	41	188	1,374	12,192
Payments of principal on capital lease arrangements	—	(6)	(7)	(13)
Payments for repurchase of common stock	(14,065)	(1)	(52,873)	(7)
Proceeds from issuance of common stock, net of shares withheld for taxes	(164)	827	4,166	11,454

Net cash provided by (used in) financing activities	(16,688)	22,160	(24,890)	31,444
Effect of foreign currency exchange rate on cash	(291)	(469)	(1,095)	(1,189)

Change in cash and cash equivalents	(10,936)	28,788	15,287	78,601
Cash and cash equivalents, beginning of period	270,705	215,694	244,482	165,881

Cash and cash equivalents, end of period	$259,769	$244,482	$259,769	$244,482

– RMNSALE-F –